As filed with the Securities and Exchange Commission on August 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2851603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2727 North Loop West

Houston, Texas 77008

(713) 629-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald C. Wayne

Executive Vice President and General Counsel

2727 North Loop West

Houston, Texas 77008

(713) 629-7600

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

Ryan J. Lynch

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Quanta Services, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PWR.” On August 1, 2024, the last reported sale price of our common stock on the NYSE was $254.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Quanta,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Quanta Services, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus includes forward-looking statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning.

In particular, these include, but are not limited to, statements relating to the following:

•

Projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and financial results prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including EBITDA, adjusted EBITDA, adjusted earnings per share and backlog;

•	Expectations regarding our business or financial outlook;

•	Expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries;

•	Expectations regarding our plans and strategies, including with respect to our supply chain solutions and expanded or new services offerings;

•	The business plans or financial condition of our customers, including with respect to the transition to a reduced-carbon economy;

•	The potential benefits from, and future financial and operational performance of, acquired businesses and our investments;

•	The expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects;

•	Possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables;

•

The development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support the transition to a reduced-carbon economy, electrical grid modernization projects, upgrade and hardening projects, larger transmission and pipeline projects and data center projects;

•	Expectations regarding the future availability and price of materials and equipment necessary for the performance of our business;

•

The expected impact of global and domestic economic or political conditions on our business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates, recessionary economic conditions and commodity prices and production volumes;

•	The expected impact of changes and potential changes in climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy;

•

Future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of our equity or debt securities or repayments of other outstanding debt;

•	The expected impact of existing or potential legislation or regulation;

•	Potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	The future demand for, availability of and costs related to labor resources in the industries we serve;

•	The expected recognition and realization of our remaining performance obligations or backlog;

•	Expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and

•	Expectations with respect to our ability to reduce our debt and maintain our current credit ratings.

These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. These statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

•

Market, industry, economic, financial or political conditions that are outside of our control, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which we operate, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships, and geopolitical conflicts and political unrest;

•	Quarterly variations in our operating and financial results, liquidity, financial condition, cash flows, capital requirements, and reinvestment opportunities;

•	Trends and growth opportunities in relevant markets, including our ability to obtain future project awards;

•

Delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints;

•

The effect of commodity prices and commodity production volumes, which have been and may continue to be affected by inflationary pressure, on our operations and growth opportunities and on our customers’ capital programs and demand for our services;

•	The successful negotiation, execution, performance and completion of anticipated, pending and existing contracts;

•

Events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of the services we provide and certain of our product solutions, as well as the conditions in which we operate, and can be due to failure of infrastructure on which we have performed services and result in significant liabilities that may be exacerbated in certain geographies and locations;

•

Unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against us, including amounts that are not covered by, or are in excess of the coverage under, our third-party insurance;

•

Potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to us, or the unavailability of coverage deemed beneficial to us at reasonable and competitive rates (e.g., coverage for wildfire events);

•

Damage to our brands or reputation, as well as potential costs, liabilities, fines or penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents;

•	Disruptions in, or failure to adequately protect, our information technology systems;

•

Our dependence on suppliers, subcontractors, equipment manufacturers and other third parties and the impact of, among other things, inflationary pressure and regulatory, supply chain and logistical challenges on these third parties;

•	Estimates and assumptions related to our financial results, remaining performance obligations and backlog;

•	Our inability to attract, the potential shortage of, and increased costs with respect to skilled employees, as well as our ability to retain and attract key personnel and qualified employees;

•	Our dependence on fixed price contracts and the potential that we incur losses with respect to these contracts;

•	Cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•

Our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•

Adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards, as well as the impact of climate change;

•	Our ability to generate internal growth;

•

Competition in our business, including our ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for our services;

•

The failure of existing or potential legislative actions and initiatives to result in increased demand for our services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations;

•

The unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in our and our customers’ businesses, including as a result of inflation; supply chain or production disruptions; governmental regulations on sourcing; the imposition of tariffs, duties, taxes or other assessments; and other changes in U.S. trade relationships with foreign countries;

•	Loss of or deterioration of relationships with customers that we have long-standing or significant relationships with;

•	The potential that our participation in joint ventures or similar structures exposes us to liability or harm to our reputation as a result of acts or omissions by our partners;

•

The inability or refusal of our customers or third-party contractors to pay for services, which could result in our inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims;

•

Risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-

bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties;

•	Our inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses;

•

The potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in our operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments;

•	The adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

•	Difficulties managing our business as it expands and becomes more complex;

•	The impact of the unionized portion of our workforce on our operations;

•

An inability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of our common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting our financing and investing activities;

•	Our ability to obtain bonds, letters of credit and other project security;

•	Risks related to the implementation of new information technology systems;

•	New or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and

•

The other risks and uncertainties described elsewhere herein and in Item 1A. Risk Factors in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 and as may be detailed from time to time in our other public filings with the U.S. Securities and Exchange Commission (the “SEC”).

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this prospectus. Although forward-looking statements reflect our good faith beliefs at the time they are made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. In addition, we do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.quantaservices.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 2, 2024 and August 1, 2024.

•	Our Current Reports on Form 8-K filed with the SEC on March 8, 2024, May 31, 2024, July 22, 2024 (Items 1.01, 2.01 and 2.03 only) and August 1, 2024 (Items 1.01 and 2.03 only).

•	The description of our Common Stock contained in our Form 8-A12B filed with the SEC on January 28, 1998, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Quanta Services, Inc.

2727 North Loop West

Houston, Texas 77008

(713) 629-7600

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a leading provider of comprehensive infrastructure solutions for the electric and gas utility, renewable energy, technology, communications, pipeline and energy industries in the United States, Canada, Australia and select other international markets. We provide engineering, procurement, construction, upgrade and repair and maintenance services for infrastructure within each of these industries, including electric power transmission and distribution networks; substation facilities; wind and solar generation and transmission and battery storage facilities; communications and cable multi-system operator networks; gas utility systems; pipeline transmission systems and facilities; and downstream industrial facilities. Our operations are decentralized and labor-intensive, and we rely on craft skilled labor personnel and experienced operators to successfully manage our day-to-day business. We also have an experienced management team, both at the executive and regional levels and within our subsidiaries, which we refer to as operating companies. We operate a fleet of owned and leased trucks and trailers, support vehicles and specialty construction equipment, as well as various proprietary technologies that enhance our service offerings. We have a large and diverse customer base, including many of the leading companies in the utility, renewable energy, technology, communications, industrial and energy delivery markets.

Our principal executive offices are located at 2727 North Loop West, Houston, Texas 77008. Our telephone number at that location is (713) 629-7600. Our website is www.quantaservices.com. Information contained in our website is not incorporated by reference to this prospectus and you should not consider information contained in our website as part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement About Forward-Looking Statements and Information” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions or investments; and

•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term investments or apply them to the reduction of short-term indebtedness, indebtedness under the credit agreement for our senior credit facility, or indebtedness under our commercial paper program.

DESCRIPTION OF CAPITAL STOCK

The following describes Quanta’s common stock, preferred stock, restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”). The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Under our certificate of incorporation, we have the authority to issue 610,000,000 shares of capital stock, consisting of 600,000,000 shares of common stock, par value $0.00001 per share (“common stock”), and 10,000,000 shares of preferred stock, par value $0.00001 per share (“preferred stock”).

As of July 29, 2024, there were 147,329,779 shares of our common stock and no shares of our preferred stock issued and outstanding. All of the outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Our stockholders are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors.

Under our bylaws, when a quorum is present at any meeting of our stockholders, the affirmative vote of a majority of the votes cast affirmatively or negatively on a matter will be the act of the stockholders, unless the question is one upon which by express provision of law, our certificate of incorporation, or our bylaws, a different vote is required or unless under the rules and regulations of any stock exchange applicable to us or pursuant to any regulation applicable to us or our securities, a different vote is provided, in which case such express provision will govern and control the decision of such question.

Under our bylaws, in connection with an election of directors, each nominee for election in an uncontested election is elected by the vote of the majority of votes cast with respect to such director at any meeting of our stockholders at which a quorum is present, meaning that the number of shares voted for such director must exceed the number of shares voted against such director; provided, however, that in all elections other than uncontested elections, directors will be elected by a plurality of the votes cast at any meeting of the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders will not be permitted to vote against a nominee. Holders of our common stock have no right to cumulate their votes in an election of directors.

Dividend Rights

Subject to the preferred rights of the holders of shares of any class or series of our preferred stock, holders of our common stock are entitled to receive out of our funds legally available therefor, such dividends (payable in cash, stock or otherwise) as Quanta’s board of directors (the “board of directors”) may from time to time determine, payable to stockholders of record on such dates. The declaration and amount of future dividends is at the discretion of our board of directors and will depend on, among other factors, our financial condition, results of operations, cash flows, current and anticipated expansion plans, requirements under Delaware law and other factors that our board of directors may deem relevant.

Liquidation Rights

Our stockholders are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding.

No Preemptive, Conversion or Redemption Rights

Our stockholders have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to our common stock.

Listing

Our common stock is traded on the New York Stock Exchange under the symbol “PWR.”

Issuance of Preferred Stock

Our certificate of incorporation authorizes up to 10,000,000 shares of preferred stock. Preferred stock may be issued in one or more series as may be determined from time to time by the board of directors, and the board of directors, without further approval of the stockholders, is authorized to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the fullest extent permitted by law.

The prospectus supplement relating to any series of preferred stock Quanta offers will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before Quanta issues any preferred stock, and you should read any such form of preferred stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative or non-cumulative;

•	any terms for the conversion or exchange of the preferred stock for other securities of Quanta or any other entity;

•	any redemption provisions;

•	any liquidation preference;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares of preferred stock represented by depositary receipts. If we so elect, a depositary share may represent a fractional interest, to be specified in any applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of our then-existing stockholders, as well as dividend and liquidation payments on both common and preferred stock, and, under certain circumstances, make it more difficult for a third party to gain control of Quanta.

Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may deter or render more difficult proposals to acquire control of Quanta, including proposals a stockholder might consider to be in his or her best interest, impede or delay a change in membership of the board of directors and make removal of our management more difficult.

Action by Stockholders Without a Meeting

Our certificate of incorporation provides that any action to be taken by our stockholders must be effected at an annual or special meeting and may not be effected by any consent in writing of such stockholders.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called at any time only by the chairman of the board of directors and shall be called within ten days after receipt of the written request of the board of directors, pursuant to a resolution of a majority of the board of directors to call a special meeting. Holders of our common stock do not have the right to call a special meeting of stockholders. The business transacted at a special meeting of stockholders is confined to the purpose stated in the notice of the meeting.

Advance Notice Provisions

Our bylaws provide that proposals and director nominations made by a stockholder to be voted upon at any annual meeting or special meeting of the stockholders may be considered only if such proposal or director nomination is properly brought before such meeting. In order for any matter, to be considered properly brought before such meeting, a stockholder must comply with certain requirements regarding advance notice to us.

Generally, in the case of an annual meeting, stockholders must deliver to the Secretary of Quanta a written notice between 90 and 120 days before the anniversary date of our immediately preceding annual meeting of the stockholders. In the case of an annual meeting that is more than 30 days before or more than 30 days after such anniversary date, or in the event that no annual meeting was held in the preceding year, stockholders must deliver such notice between 90 and 120 days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by us. In no event will the adjournment of an annual meeting, or postponement of an annual meeting for which notice was given, or the public announcement of such adjournment or postponement, commence a new time period for any stockholder to give notice.

To be in proper form, the notice must include, among other things, the name and address of the stockholder, certain information regarding the shares owned by the stockholder, a brief description of the business desired to be brought by the stockholder at the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. To nominate directors, the notice must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as well as representations regarding whether a director nominee is a party to any agreement with respect to voting or compensation or that might limit such director nominee’s exercise of fiduciary duties, among other things. Additionally, the notice must include such other information about the stockholder, each proposal and nominee as required by the SEC.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before a meeting, including making nominations for directors.

Vacancies on the Board of Directors

Our bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose.

Delaware Business Combination Statute

We are a Delaware corporation and are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 of the DGCL prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the time the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for certain legal matters will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware). This provision applies to (i) any derivative action or proceeding brought on behalf of Quanta, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our present or former directors, officers, employees or stockholders to Quanta or our stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action asserting a claim arising pursuant to any provision of the certificate of incorporation or bylaws (as either may be amended from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine.

Additionally, our bylaws provide unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the unsecured notes, debentures or other evidences of indebtedness of the Company (collectively, the “debt securities”) that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under our existing indenture, dated as of September 22, 2020, between us and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated September 22, 2020, the Second Supplemental Indenture, dated September 23, 2021, the Third Supplemental Indenture, dated September 23, 2021 and the Fourth Supplemental Indenture, dated September 23, 2021 (as amended, modified or supplemented from time to time the “Indenture”). We have summarized select portions of the Indenture below. The summary is not complete. The Indenture is attached as an exhibit and incorporated by reference into the registration statement of which this prospectus forms a part and you should read the Indenture for provisions that may be important to you. The Indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the Indenture. Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture. We urge you to read the Indenture because it, and not the summary below, defines your rights as a holder of debt securities.

General

The Indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by the Company’s board of directors or established in one or more supplemental indentures. You should read the prospectus supplement and any other offering material relating to a particular series of debt securities for any or all of the following terms of such series of debt securities offered by that prospectus supplement and this prospectus:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of any debt securities registered as to principal and interest), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places, if any, in addition to or instead of a corporate trust office of the Trustee where the principal, premium, if any, and interest with respect to debt securities of the series shall be payable;

•

the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

•

the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	whether the debt securities will be convertible into or exchangeable for any other securities of the Company or any other obligor and the applicable terms and conditions;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “—Satisfaction and Discharge of the Indenture; Defeasance;”

•

if other than the coin or currency of the United States, the coin, currency, currencies or units of currencies in which payment of the principal, premium, if any, and interest with respect to the debt securities of the series will be payable;

•

if other than the principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

•

any addition to or change in the Events of Default (as defined below) with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such debt securities due and payable;

•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities of the series;

•

the applicability of, and any changes in or additions to, the covenants and definitions set forth in the Indenture or the terms of the Indenture relating to consolidation, merger, sale, conveyance, transfer or lease described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars other than the Trustee;

•

if the debt securities of the series shall be issued in whole or in part in the form of a Global Security (as defined below), the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the Depositary (as defined below) for such Global Security;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

•	any other terms of the debt securities of the series which are not prohibited by the provisions of the Indenture or applicable law.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to (1) debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (3) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (4) variable rate debt securities that are exchangeable for fixed rate debt securities.

Payments of interest on debt securities may be made (1) at the office of the Trustee at which its corporate trust office for such purpose is administered in the United States (the “corporate office of the Trustee”); (2) at the option of the Company, by check mailed to the registered holders thereof; or (3) if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, if a payment date is not a business day, payment shall be made on the next succeeding day that is a business day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a business day for the intervening period. If a regular record date is not a business day, the record date shall not be affected.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at a corporate office of the Trustee, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The transferor of any debt security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Registered Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with The Depository Trust Company or a custodian or a nominee for a depositary identified in the prospectus supplement relating to such series (the “Depositary”). In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the Indenture and the debt securities. Any notices required to be given to the holders while the debt securities are Global Securities shall be given only to the Depositary. Except as set forth below, owners of beneficial interests in a Global Security will not (1) be entitled to have the debt securities represented by such Global Security registered in their names, (2) receive or be entitled to receive physical delivery of such debt securities in definitive form and (3) be considered the owners or holders thereof under the Indenture.

Principal, premium, if any, and interest payments on debt securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee, any registrar, any paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.

The Company expects that the Depositary for any debt securities represented by a Global Security, upon receipt of any payment of principal, premium, if any, or interest, will credit, in accordance with the Depositary’s policies, participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants, and will not be the responsibility of the Company. The Company will not be liable for any delay by the Depositary or any of its participants in identifying the beneficial owners of any Global Security, and the Company may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

If the Depositary for any debt securities represented by a Global Security is at any time unwilling, unable, ineligible or unqualified under applicable law to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such debt securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Global Security or Global Securities representing such debt securities. In the event that the Company issues debt securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) the Company for such debt securities. In connection with any proposed exchange of a debt security in definitive form for a Global Security, there shall be provided to the Trustee all information necessary to allow the

Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Certain Covenants

The Indenture contains certain covenants of the Company, including the following:

•

the Company will punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the debt securities, at the places and times and in the manner provided in the Indenture and in the debt securities;

•

the Company will maintain an office or agency where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon the Company in respect of the debt securities and the Indenture may be served;

•

the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company, a statement complying with the Trust Indenture Act signed by an Officer of the Company, which need not constitute an Officers’ Certificate, stating (1) that a review of the activities of the Company during such year and of the Company’s performance under the Indenture and under the terms of the debt securities has been made under his or her supervision, (2) whether or not, to the best of his or her knowledge, the Company was in compliance with all conditions and covenants under the Indenture during such year and (3) if, to the best of his knowledge, the Company is in Default, specifying all such Defaults known to such Officer and the nature and status thereof;

•

the Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of the Indenture; and

•	the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Any restrictive covenants of the Company applicable to any series of debt securities will be described in the applicable prospectus supplement or other offering material.

Events of Default and Remedies

The following events are defined in the Indenture as “Events of Default” with respect to a series of debt securities:

•	default in the payment of any installment of interest on any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

default in the payment of principal or premium, if any, with respect to any debt securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

•

default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

failure on the part of the Company to comply with any of the covenants or agreements on the part of the Company in the debt securities of that series, in any resolution of the board of directors of the Company authorizing the issuance of that series of debt securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•

the Company (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency;

•

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or a substantial part of its property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (3) the winding-up or liquidation of the Company, and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days; and

•	any other Event of Default provided with respect to debt securities of that series.

An Event of Default with respect to one series of debt securities may not necessarily be an Event of Default for another series and Events of Default for any series of debt securities may be modified as described in the applicable prospectus supplement.

If an Event of Default described in the first, second, third, fourth or seventh bullet points above occurs and is continuing with respect to any series of outstanding debt securities, unless the principal and interest with respect to all the debt securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal of (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all the debt securities of such series due and payable immediately. If an Event of Default described in the fifth or sixth bullet points above occurs, unless the principal and interest with respect to all the debt securities of the series has become due and payable, the principal of (or, if any series are original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all debt securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Company or any other obligor on the debt securities of such series (and collect in the manner provided by law out of the property of the Company or any other obligor upon the debt securities of such series wherever situated the moneys adjudged or decreed to be payable). In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the debt securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered, irrespective of whether the principal of any series of debt securities is due and payable, to file and prove a claim for the whole amount of principal, premium, if any, and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt security of any series will have any right to institute any action or proceeding upon, under or with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to debt securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the Indenture.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default so waived will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the debt securities of that series will be restored to their former positions and rights under the Indenture. Following acceleration of the maturity of the debt securities of a series (including acceleration as specified in the fifth and sixth bullet points), the holders of a majority in principal amount of such series may rescind an acceleration of the maturity of the series and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and the Company has paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee shall have the right to decline to follow any direction of the holders of a majority in aggregate principal amount of the debt securities of any series if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to the holders of the debt securities of such series not taking part in such direction. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it under the Indenture at the request, order or direction of any of the holders of debt securities of any series pursuant to the provisions of the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee is required to give, within 90 days after the occurrence of a default actually known to a responsible officer of the Trustee with respect to a series of debt securities, to the holders of the debt securities of such series notice of all defaults with respect to such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the debt securities of such series or in the making of any sinking fund or purchase fund payment with respect to the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities.

Modification of the Indenture

The Company and the Trustee may, from time to time, enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture for one or more of the following purposes:

•

to evidence the succession of another person to the Company pursuant to the provisions of the Indenture and the assumption by such successor of the covenants, agreements and obligations of the Company in the Indenture and in the debt securities;

•

to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company shall consider to be for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

•

to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under the Indenture as do not adversely affect the interests in any material respect of any holders of debt securities of any series;

•	to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

•

to add or change any of the provisions of the Indenture that would change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to the debt securities so long as any such action does not adversely affect the interests of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the debt securities;

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•

to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture (1) neither applies to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such debt security with respect to such provision or (2) becomes effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

•	to establish the form or terms of debt securities of any series, as described under the heading “—General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any debt security, (3) reduce the principal of or extend the stated maturity of any debt security, (4) reduce the premium, if any, payable upon the redemption of any debt security or change the time at which any debt security may or must be redeemed, provided, however, that any amendment to the notice requirements may be made with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, (5) make any debt security payable in a currency other than that stated in the debt security, (6) release any security that may have been granted with respect to the debt securities or (7) make any change in certain provisions of the Indenture relating to waivers of defaults or modifications of the Indenture by the consent of the holders of the debt securities.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

•

either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the debt securities and the Indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the Indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the debt securities and the Indenture, the Company will promptly thereafter be released from such obligations.

Satisfaction and Discharge of the Indenture; Defeasance

The Indenture will generally cease to be of any further effect with respect to a series of debt securities if (1) the Company has delivered to the Trustee for cancellation all debt securities of such series (with certain limited exceptions) or (2) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all such debt securities (other than any debt securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid), including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, the Company also pays or causes to be paid all other sums payable under the Indenture by the Company, and the Company delivers to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

In addition, the Company has a “legal defeasance option” (pursuant to which it may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the Indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which it may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants contained in the Indenture or supplemental indenture). If the Company exercises its legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the debt securities of a series only if:

•

the Company irrevocably deposits or causes to be deposited in trust with the Trustee cash, U.S. Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest with respect to such series to maturity or redemption, as the case may be;

•

the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of such series to maturity or redemption, as the case may be;

•

91 days pass after the deposit is made and during the 91-day period no default described in the fifth or sixth bullet points under the heading “—Events of Default and Remedies” above with respect to the Company occurs that is continuing at the end of such period;

•	no default has occurred and is continuing on the date of such deposit and immediately after giving effect thereto;

•

the Company delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company required to register under the Investment Company Act of 1940;

•

the Company delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) addressing certain U.S. federal income tax matters relating to the defeasance; and

•

the Company delivers to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

The Trustee

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which the Company may be a party from time to time or from engaging in other transactions with the Company. The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own debt securities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee shall not be responsible for monitoring the rating status of the Company or its affiliates, making any request upon any rating agency, or determining whether any rating event with respect to the debt securities of any series has occurred. The Trustee may resign at any time with respect to all or any series of debt securities. The holders of a majority in aggregate principal amount of debt securities of a particular series may remove the Trustee for such series and appoint a successor Trustee. The Company shall remove the Trustee for the causes set forth in the Indenture, including the Trustee’s failure to satisfy applicable requirements under the Trust Indenture Act of 1939 or failure to maintain a combined capital and surplus of at least $50,000,000.

Except as otherwise provided with respect to removal by the holders of a series of debt securities, in any of the foregoing events of resignation or removal of the Trustee, the Company shall appoint a successor Trustee and such appointment, and the retiring Trustee’s resignation or removal, shall become effective upon acceptance by the successor Trustee.

Governing Law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Company and the Trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the debt securities or any transaction contemplated thereby.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, purchase units or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the Indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Quanta Services, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of five businesses because they were acquired by the Company in purchase business combinations during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(2)
The New York Stock Exchange supplemental listing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Depositary fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(1)(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Article VII of the registrant’s bylaws contains provisions for indemnification of directors and officers and for the advancements of expenses to any director or officer to the fullest extent permitted by Delaware law.

Additionally, Article Eleventh of the registrant’s certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director or officer shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Article VIII of the registrant’s bylaws permits the registrant to purchase insurance for directors, officers, trustees, employees and agents whether or not the registrant has the power to indemnify pursuant to law against liability for expenses, judgments or settlements. The registrant has director and officer insurance in place for its directors and officers.

In addition, the registrant has entered into indemnity agreements with its directors and executive officers. The indemnity agreements generally provide that the registrant will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding by reason of the fact that such person is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the registrant. In addition, the indemnity agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding, or in connection with responding to discovery requests in any covered proceeding, to the fullest extent permitted by applicable law. The indemnity agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, the registrant will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waives and relinquishes any right of contribution it may have against the indemnitee. The rights provided by the indemnity agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the registrant’s certificate of incorporation or bylaws, or otherwise. The above description of the indemnity agreements is subject to, and is qualified in its entirety by reference to, all the provisions of the form of indemnity agreement, previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2018.

Item 16.	Exhibits*

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Quanta Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2024).

3.2	Bylaws of Quanta Services, Inc., as amended and restated January 13, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2023).

4.1	Form of Specimen Certificate Representing Common Stock (incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-42957) filed with the SEC on February 9, 1998).

4.2	Indenture, dated as of September 22, 2020, between Quanta Services, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2020).

4.3	First Supplemental Indenture, dated as of September 22, 2020, between Quanta Services, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2020).

4.4	Second Supplemental Indenture, dated as of September 23, 2021, between Quanta Services, Inc. and U.S. Bank National Association, as trustee (incorporatedby reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2021).

4.5	Third Supplemental Indenture, dated as of September 23, 2021, between Quanta Services, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2021).

4.6	Fourth Supplemental Indenture, dated as of September 23, 2021, between Quanta Services, Inc. and U.S. Bank National Association, as trustee (incorporatedby reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2021).

4.7***	Form of Debt Security.

5.1**	Opinion of Latham & Watkins LLP.

23.1**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1**	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.2 above.

107**	Filing Fee Table.

*

The registrant will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of our counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.
**	Filed herewith.
***	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 2, 2024.

Quanta Services, Inc.

By:	/s/ Earl C. Austin, Jr.
Earl C. Austin, Jr.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Earl C. Austin, Jr., Jayshree S. Desai and Donald C. Wayne, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated and on August 2, 2024.

SIGNATURE	TITLE

/s/ Earl C. Austin, Jr. Earl C. Austin, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jayshree S. Desai Jayshree S. Desai	Chief Financial Officer (Principal Financial Officer)

/s/ Paul M. Nobel Paul M. Nobel	Chief Accounting Officer (Principal Accounting Officer)

/s/ Warner L. Baxter Warner L. Baxter	Director

/s/ Doyle N. Beneby Doyle N. Beneby	Chairman of the Board of Directors

/s/ Vincent D. Foster Vincent D. Foster	Director

/s/ Bernard Fried Bernard Fried	Director

/s/ Worthing F. Jackman Worthing F. Jackman	Director

/s/ Holli C. Ladhani Holli C. Ladhani	Director

SIGNATURE	TITLE

/s/ Jo-ann dePass Oslovsky Jo-ann dePass Oslovsky	Director

/s/ R. Scott Rowe R. Scott Rowe	Director

/s/ Raúl J. Valentín Raúl J. Valentín	Director

/s/ Martha B. Wyrsch Martha B. Wyrsch	Director